Exhibit 21
                         Subsidiaries of the Registrant
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                                   Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                                                Percent               State of
                                                                                  of                Incorporation
          Parent                            Subsidiary                         Ownership           or Organization
-------------------------------------------------------------------------------------------------------------------
      FFW Corporation       First Federal Savings Bank of                        100%                 Federal
                            Wabash

      FFW Corporation       FirstFed Financial of Wabash,                        100%                 Indiana
                            Inc.

The financial statements of FFW Corporation are consolidated with those of its subsidiaries.